Exhibit 10.1
WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT
This WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of June 30, 2023 (this “Agreement”), among Terra Income Fund 6, LLC, a Delaware limited liability company (formerly Terra Merger Sub, LLC, and successor by merger to Terra Income Fund 6, Inc.) (“Borrower”), the Lenders party hereto and Eagle Point Credit Management LLC, as the administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”).
RECITALS:
WHEREAS, reference is made to that certain Credit Agreement, dated as of April 9, 2021, as amended by that certain letter amendment, dated as of September 27, 2022 (the “Existing Credit Agreement” and as amended by this Agreement and as may be amended, amended and restated, supplemented or otherwise modified from time to time hereafter, the “Credit Agreement”), among Borrower, the Lenders from time to time party thereto and the Agent;
WHEREAS, the Borrower has requested that the Lenders and the Agent (a) waive certain Events of Defaults existing pursuant to the Existing Credit Agreement and set forth on Exhibit A hereto (collectively, the “Specified Events of Default”) and (b) agree to amend the Existing Credit Agreement on the terms and conditions and to the extent set forth herein;
WHEREAS, the Lenders and Agent hereby agree to (a) waive the Specified Events of Default and (b) amend certain terms of the Existing Credit Agreement on the terms and conditions and to the extent set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement (including as amended hereby) has the meaning assigned to such term in the Credit Agreement (including as amended hereby).
2.Amendments to the Existing Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a)The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit B hereto.
3.Limited Waiver. As of the Amendment No. 2 Effective Date, Agent and each of the Lenders hereby waives the Specified Events of Default under the Credit Agreement. Nothing contained or implied in this Agreement shall be deemed to constitute a waiver of any Event of Default (other than the Specified Events of Default) or of any right, remedy or power of Agent or any Lender under the Existing Credit Agreement and the Credit Agreement (other than in respect of the Specified Events of Default), all of which, as against the Borrower, the Credit Parties or any other Person, are hereby expressly reserved by Agent and the Lenders.
4.Representations and Warranties. The Borrower represents and warrants to the Agent and each Lender that, as of the Amendment No. 2 Effective Date after giving effect to this Agreement:
(a)the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and in the other Transaction Documents are true and correct, except such representations and warranties that are not qualified by reference to materiality or Material Adverse Effect are true and correct in all material respects, as though made on and as of the date hereof (except for any such representation

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and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date);
(b)the Borrower has taken all necessary limited liability company, corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party;
(c)this Agreement is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and to general equity principles, and
(d)other than the Specified Events of Default, no event has occurred and is continuing, or would result from the transactions contemplated by this Agreement, that constitutes a breach of the Financial Covenant, a Default or an Event of Default.
5.Amendment No. 2 Effective Date Conditions. This Agreement shall become effective (including the amendments to the Existing Credit Agreement contemplated pursuant to Section 2) as of the first date when each of the following conditions is satisfied or waived (such date, the “Amendment No. 2 Effective Date”):
(a)the Agent shall have received counterparts of this Agreement executed and delivered by the Borrower, each Lender and Agent;
(b)each of the representations and warranties contained in Section 4 shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date;
(c)on or before 4:00 p.m. on June 30, 2023, each Lender (or the Agent on its behalf) shall have received from the Borrower, without duplication, its pro rata share of (i) a repayment of an aggregate $10,000,000 of outstanding principal amount of Loans, (ii) an interest payment for the Interest Period ended June 30, 2023, and (iii) a non-refundable consent fee equal to 1.00% of the aggregate principal amount of the outstanding Loans held by such Lender immediately after giving effect to this Agreement (i.e., $150,000);
(d)a secretary’s certificate (1) confirming there have been no changes to the certified copies of the Organization Documents (including any amendments or supplements thereto) of the Borrower attached to the secretary’s certificate delivered on September 27, 2022, (2) the resolutions of the sole member of the Borrower in substantially the same form delivered on September 27, 2022, authorizing and approving the execution, delivery and performance by the Borrower of this Agreement, and (3) confirming there have been no changes to the incumbency certification included in the secretary’s certificate delivered on September 27, 2022; and
(e)to the extent invoiced on or before the date hereof, Borrower shall have paid all outstanding fees and expenses of the Agent required to be paid pursuant to Section 9(e) of the Credit Agreement (including, for the avoidance of doubt, fees of external counsel).
6.Post-Closing Covenant. No later than 45 days after the Amendment No. 2 Effective Date (or such later date as may be agreed by the Agent in its sole discretion), the Borrower shall:
(a)deliver a Control Agreement with respect to each Deposit Account and Securities Account that is not subject to a Control Agreement as of the date hereof (unless (i) such Deposit Account or Securities Account constitutes an Excluded Account, (ii) is closed or (iii) the Borrower and the Agent mutually agree to exclude any
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Deposit Account or Securities Account from the foregoing requirement), in each case in form and substance reasonably satisfactory to the Agent; and
(b)use commercially reasonable efforts to cause the Borrower’s depositary institution to use commercially reasonable efforts to make available to the Agent duplicate copies of all bank statements provided concurrently with the delivery thereof to the Borrower with respect to each such Deposit Account and Securities Account (other than Excluded Accounts).
In the event despite commercially reasonable efforts the Borrower is unable to comply with the foregoing covenant in Section 6(a) within such 45-day period, then (i) such failure shall not constitute an Event of Default but (ii) during the period after such 45th day that Borrower remains in non-compliance with Section 6(a), until such time as the Borrower delivers a Control Agreement with respect to each such Deposit Account or Securities Account (other than Excluded Accounts), the Applicable Rate shall be (A) for SOFR Loans, 8.375% and (B) for Base Rate Loans, 7.375%.
7.Reaffirmation of Obligations; Security Interests. The Borrower hereby (a) acknowledges and reaffirms its obligations owing to the Agent and each Lender under the Credit Agreement and each other Transaction Document to which it is a party, and (b) agrees that the Credit Agreement, the Security Agreement and each of the Transaction Documents to which it is a party is and shall remain in full force and effect and confirms that all Liens granted, conveyed or assigned to the Agent by the Borrower pursuant to any Transaction Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations. The Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all Liens and security interests heretofore granted, pursuant to and in connection with the Transaction Documents to the Agent, on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Transaction Documents (including, without limitation, after giving effect to this Agreement) in accordance with their respective terms, and (ii) acknowledges that all Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof (including, without limitation, after giving effect to this Agreement).
8.Reference to and Effect on the Credit Agreement and the other Transaction Documents.
(a)Except to the extent expressly set forth in this Agreement, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Transaction Documents;
(b)On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement; and
(c)To the extent that any of the terms and conditions in any of the Transaction Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
9.Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 9(b) of the Credit Agreement.
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10.Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; AND WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING JURISDICTION; SERVICE OF PROCESS AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9(t) and 9(u) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
12.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
13.Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.
14.Transaction Document; No Novation. On and after the Amendment No. 2 Effective Date, this Agreement shall constitute a “Transaction Document” for all purposes of the Credit Agreement and the other Transaction Documents. This Agreement shall not constitute a novation of the Existing Credit Agreement or any of the Transaction Documents.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TERRA INCOME FUND 6, LLC, as Borrower

By: /s/ Gregory M. Pinkus .
    Name: Gregory M. Pinkus
    Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

EAGLE POINT CREDIT MANAGEMENT LLC, as Agent
By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

[Signature Page to Amendment No. 2 to Credit Agreement]

EAGLE POINT DIF DELAWARE I, LLC, as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

EP DIF CAYMAN I, LP, as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

WILTON REINSURANCE COMPANY, as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

WILCAC LIFE INSURANCE COMPANY, as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations
[Signature Page to Amendment No. 2 to Credit Agreement]

BLUECROSS BLUESHIELD OF TENNESSEE INC., as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

PCT PARTNERS, LLC, as a Lender
By: Eagle Point Credit Management, LLC, its investment advisor

By: /s/ Taylor Pine .
    Name: Taylor Pine
    Title: Principal – Director of Operations

EXHIBIT A
Specified Events of Default

1.An Event of Default arising under Section 8(b) of the Existing Credit Agreement resulting from the failure of the Borrower to comply with Section 5(m)(ii) of the Existing Credit Agreement in respect of the Deposit Account maintained with Wells Fargo Bank, N.A. , which required the delivery of a Control Agreement in respect of any new Deposit Account or Securities Account established after the Closing Date.

2.Events of Default arising under Section 8(b) of the Existing Credit Agreement resulting from the failure to deliver a Control Agreement in respect of the Bank of America account referred to in clause (d) of the definition of “Excluded Accounts” after breaching the applicable thresholds set forth therein.

EXHIBIT B
Conformed Credit Agreement

Conformed Version
Consent and Amendment Letter dated as of September 27, 2022
Amendment No. 2 to Credit Agreement, dated as of June 30, 2023

CREDIT AGREEMENT
dated April 9, 2021
among
TERRA INCOME FUND 6, ~~INC.~~LLC
(formerly Terra Merger Sub, LLC, and successor by merger to Terra Income Fund 6, Inc.), as Borrower,

THE LENDERS PARTY HERETO,
        and
EAGLE POINT CREDIT MANAGEMENT LLC,
as Agent

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TABLE OF CONTENTS
SECTION    HEADING    PAGE

SECTION 1.    INTERPRETATION    1
SECTION 2.    THE LOANS    2
SECTION 3.    CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS    12
SECTION 4.    REPRESENTATIONS AND WARRANTIES    14
SECTION 5.    AFFIRMATIVE COVENANTS    20
SECTION 6.    NEGATIVE COVENANTS    25
SECTION 7.    FINANCIAL COVENANT.    28
SECTION 8.    EVENTS OF DEFAULT AND REMEDIES    28
SECTION 9.    MISCELLANEOUS    31
SECTION 10.    DEFINITIONS; CONSTRUCTION    39

SCHEDULES
SCHEDULE 1    –    LOAN COMMITMENTS
SCHEDULE 2    –    FORM OF VALUATION STATEMENT
SCHEDULE 4(W)    –    ACCOUNTS
SCHEDULE 6(A)    –    PERMITTED INDEBTEDNESS
SCHEDULE 6(B)    –    PERMITTED LIENS
EXHIBITS
EXHIBIT A-1    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-2    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-3    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT A-4    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT B    –    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT C    –    FORM OF BORROWING NOTICE

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CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is made as of April 9, 2021 (the “Closing Date”) among Terra Income Fund 6, LLC, a Delaware limited liability company (formerly Terra Merger Sub, LLC, and as successor by merger to Terra Income Fund 6, Inc., a Maryland corporation) (the “Borrower”), as borrower, certain funds and accounts managed by Eagle Point Credit Management LLC (“Eagle Point”), as lenders (in such capacity, collectively, the “Lenders”) and Eagle Point as the administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”).
The Borrower has requested that the Lenders provide certain term loans, and the Lenders, acting through the Agent, are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
SECTION 1.INTERPRETATION
Definitions. The terms defined in Section 10 and in the Exhibits and Appendices hereto will have the meanings therein specified for purposes of this Agreement.
Valuations and Calculations. All valuations or calculations herein or under any other Transaction Document shall be in Dollars. All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with Appropriate Accounting Principles.
References to Agreements, Laws and Persons. Unless otherwise expressly provided herein, (i) references to documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted hereby; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (iii) references to any Person include its successors and permitted assigns.
Other References. Unless otherwise specified, (i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (ii) the words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision thereof, (iii) Article, Section, Exhibit and Appendix references are to the Transaction Document in which such reference appears, (iv) the term “including” is by way of example and not limitation, and (v) Section headings are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Transaction Document. References to “knowledge,” “aware,” or “awareness” (or words of similar import) of Borrower means the actual knowledge of a Responsible Officer of Borrower.
(a)Rates. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term

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SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
THE LOANS
Loans.
Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make to the Borrower, as Borrower may request, on each Borrowing Date, a delayed draw term loan (each such loan, a “Loan”), in an amount up to the unfunded amount of such Lender’s applicable Loan Commitment; provided that no Lender shall have an obligation to make a Loan in excess of such Lender’s Loan Commitment. Each Lender’s Loan Commitment shall automatically be reduced immediately upon and in the principal amount of each Loan made hereunder. If there exists any unfunded Loan Commitments on the Commitment Termination Date, then on such date each Lender shall make, and the Borrower shall accept, a Loan equal to the amount of such Lender’s remaining unfunded Loan Commitment such that after giving effect to the making of such Loans, the aggregate principal amount of Loans made by the Lenders shall be equal to the amount of the Loan Commitments. Each Lender’s Loan Commitment shall terminate immediately and without further action on the Commitment Termination Date after giving effect to the funding, if any, of such Lender’s Loan on such date.
The Borrower unconditionally promises to repay to the Lenders on the Maturity Date (or such earlier date if the Loan Commitments shall be terminated in whole pursuant to this Agreement) the aggregate principal amount of Loans outstanding on such date, together with all accrued but unpaid interest thereon, all fees (including, without limitation, the Unused Commitment Fees, if any) and other Obligations payable hereunder.

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Any principal amounts repaid in respect of any Loan, in whole or in part, may not be reborrowed.
Borrowings. The Borrower may request that the Lenders make a Loan by delivering to the Agent an executed irrevocable notice substantially in the form attached hereto as Exhibit C (each, a “Borrowing Notice”) not later than 2:00 p.m. (New York time) at least six (6) Business Days prior to the date of the requested Borrowing Date unless such notice period is waived by the Agent in its sole discretion. The aggregate amount of each borrowing of a Loan by Borrower shall be in an aggregate amount of at least $1,000,000 in the case of the initial borrowing and $500,000 in the case of each subsequent borrowing and an integral multiple of $100,000 in excess of such amount (or, if less, the remaining unfunded Loan Commitments). Each Borrowing Notice delivered pursuant to this Section 2(b) must specify the requested Borrowing Date and amount of requested borrowing; provided that the Lenders shall not be obligated to fund a Loan more than twice each month unless such restriction is waived by the Agent in its sole discretion. If any such Borrowing Notice is not delivered by the time referred to above, then it shall be deemed to have been given on the next Business Day.
Optional Prepayments of Loans. The Borrower may voluntarily prepay any Loan, in whole or in part, together with all accrued but unpaid interest thereon, by irrevocable written notice to the Agent not later than 2:00 p.m. (New York time) at least thirty (30) days (but not more than sixty (60) days) prior to the proposed date of prepayment. Any such prepayment of a Loan shall be in a principal amount of at least $500,000 and an integral multiple of $100,000 in excess of such amount (or, if less, the entire principal amount thereof then outstanding). Prepayments in whole pursuant to this Section 2(c) shall not, in and of themselves, constitute a termination of this Agreement by the Borrower.
Mandatory Prepayments.
If, at any time, the Asset Coverage Ratio as stated on the most recent Valuation Statement delivered to Agent in accordance with Section 5(b)(ii) is less than 200%, the Borrower shall, within ten (10) Business Days following the date such Valuation Statement is required to be delivered, repay the outstanding Loans until the Asset Coverage Ratio after such payments exceeds 200%.
The Borrower will give written notice to the Agent at least ten (10) days prior to the occurrence of a Change of Control, which notice shall (A) state the expected effective date of such Change of Control and (B) contain an offer to repay the Loans and all other Obligations hereunder in full as of the effective date of such Change of Control. Notwithstanding the foregoing, any notice of a Change of Control may state that the offer to repay the Loans in accordance with this Section 2(d)(ii) is conditioned upon the effectiveness of the Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the effective date of such Change of Control) if such condition is not satisfied. Within five (5) days following the receipt of such notice, the Agent, on behalf of the Lenders, shall notify the Borrower in writing whether the Lenders accept the offer of repayment of the Loans as set forth herein and provide the Borrower with the Agent’s calculation of the repayment amount due under

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this Section 2(d)(ii) in an amount equal to the sum of (x) the product of (1) 100%, times (2) the principal amount of the outstanding Loans, plus (y) all accrued but unpaid interest on the principal amount of the outstanding Loans, which calculations shall be conclusive absent manifest error. In the event the Lenders accept the Borrower’s offer to repay the Loans in accordance with this Section 2(d)(ii), the Borrower shall so repay the Loans and all other Obligations in full in accordance with the Agent’s calculations on the effective date of such Change of Control. In the event the Lenders reject the Borrower’s offer to repay the Loans in accordance with Section 2(d)(ii), the Loans and all other Obligations shall remain outstanding and the Transaction Documents shall remain in full force and effect. Each Lender’s determination to accept or reject the Borrower’s offer to repay the Loans as set forth herein shall be made in such Lender’s sole discretion.
Incremental Loan Commitments. Borrower may, by written notice to Agent (each, an “Incremental Loan Request”), request one or more increases in the Loan Commitment (each, an “Incremental Loan Commitment” and the loans thereunder, each an “Incremental Loan”) at any time; provided that no commitment of any Lender shall be increased without the consent of such Lender in such Lender’s sole discretion and no Lender shall be required to participate in any Incremental Loan. Each Incremental Loan Request shall set forth (x) the amount of the Incremental Loan Commitment being requested (which shall be in a minimum amount of $1,000,000 and multiples of $500,000 in excess thereof) and (y) the date on which such Incremental Loan is requested to become effective (which, unless otherwise agreed by Agent and the Lenders providing such Incremental Loan, shall not be less than six (6) days nor more than sixty (60) days after the date of any Incremental Loan Request (the “Incremental Effective Date”)). Upon delivery of the applicable Incremental Loan Request to Agent, such Incremental Loan Commitment shall be offered to all Lenders pro rata according to the respective outstanding principal amounts of the Loans and Loan Commitments held by each Lender (or in such other proportion as may be agreed by the Lenders and the Agent). The Agent shall have up to ten (10) Business Days to deliver a response regarding the amount of the requested Incremental Loan that the Lenders will provide.  If the existing Lenders fail to provide the full amount of the requested Incremental Loan, the Borrower may offer any portion of the requested Incremental Loan that is not provided by the existing Lenders to new lenders which may join this Agreement, with all terms and conditions to such Incremental Loans remaining unchanged with the possible exception of any mutually agreed amendments to the interest rate and fees to be applicable to such Incremental Loans.
Conditions. Notwithstanding anything in this Agreement to the contrary, no Incremental Loan shall become effective under this Section 2(e) unless, after giving effect to such Incremental Loan:
no Default or Event of Default shall exist or result from the incurrence of such Incremental Loan;
after giving effect to the incurrence of any Incremental Loan, the Borrower is in pro forma compliance with the Financial Covenant;

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all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifier therein) both before and after giving effect to such Incremental Loan (except to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); and
Agent shall have received a certificate duly executed by an officer of the Borrower, certifying as to the foregoing.
Required Amendments. The Agent, Lenders and Borrower agree that, upon the effectiveness of any Incremental Loan Commitment, this Agreement shall be amended to the extent necessary to reflect the existence of such Incremental Loan Commitment. From and after each Incremental Effective Date, the Incremental Loans and Incremental Loan Commitments established pursuant to this Section 2(e) shall (A) constitute Loans and Loan Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Transaction Documents and (B) without limiting the foregoing, benefit equally and ratably from the security interests created by the applicable Transaction Documents. The Borrower shall take any actions reasonably required by the Agent and the Lenders to ensure and/or demonstrate that the Liens and security interests granted by the applicable Transaction Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Loans and Incremental Loan Commitments.
Lender’s Obligations Several. All Loans shall be made by the Lenders proportionately to their respective applicable Loan Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make the Loans hereunder.
Accrual and Payment of Interest and Fees.
Each SOFR Loan shall bear interest on the outstanding principal amount thereof ~~for~~on each day of each Interest Period at a rate per annum equal to the Term SOFR or the Benchmark Replacement for such Interest Period plus the Applicable Rate and (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof on each day at a rate per annum equal to ~~5.625%; provided that for each day that (A) the Borrower fails to cause to be maintained a Loan Rating as required pursuant to Section 5(o) or (B) the Loan Rating is below Investment Grade, each Loan shall bear interest at a rate per annum equal to 6.625%~~the Base Rate plus the Applicable Rate. All accrued and unpaid interest on the Loans shall be due and payable on the last day of the applicable Interest Period and at such other times as may be specified herein.
On the initial Borrowing Date, the Borrower agrees to pay to the Lenders, as compensation for providing the Loan Commitments, a fee in an amount equal to 2.50% of the Loan Commitments (i.e., $625,000), which fee shall take the form of original issue discount and be net funded from the proceeds of the Loans funded on the initial

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Borrowing Date. Such fee will be in all respects fully earned, due and payable on the initial Borrowing Date and non-refundable and non-creditable thereafter.
The Borrower agrees to pay to the Lenders, as compensation for providing the Loan Commitments, the Unused Commitment Fee, which fee shall accrue at all times from and after the Closing Date until the Commitment Termination Date, including at any time during which one or more of the conditions in Section 3(b) is not met. Any accrued and unpaid Unused Commitment Fee shall be due and payable on each Payment Date.
Upon the occurrence and during the continuation of a Specified Event of Default, the principal amount of the outstanding Loans and, to the extent permitted by Applicable Law, any past due interest payments on the Loans, any unpaid prepayment premium and any fees or other amounts owed hereunder, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall (unless waived in writing by the Lenders) bear interest (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) at the Default Rate. Interest payable at the Default Rate in accordance with this Section 2(g)(iv) shall be payable by the Borrower (x) in the case of any Event of Default other than an Event of Default pursuant to Section 8(h), upon written demand from the Agent to the Borrower and (y) in the case of an Event of Default pursuant to Section 8(h), automatically and without further notice or action by any party. For the avoidance of doubt, payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.
Evidence of Indebtedness. Agent shall maintain, as agent for the Lenders, at Agent’s principal office, a register for the recordation of the names and addresses of each Lender and the Loans owed to each Lender by the Borrower (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall record in the Register the interest and the outstanding balance of the Loans, and each repayment or prepayment in respect of the principal amount of and interest and other amounts with respect to the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the principal outstanding amount of the Loans, or the Borrower’s Obligations in respect thereto. No transfer of the Loans and/or any interests therein shall be effective until such transfer is recorded in the Register. The Borrower hereby designates the entity serving as Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2(h).
Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

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Payments Generally. Except as otherwise expressly provided herein, all payments hereunder (including, but not limited to, payments made pursuant to Sections 2(d) and (g)) shall be in Dollars and the Borrower shall make each payment hereunder not later than 4:00 p.m. (New York time) on the date specified herein (i) to each Lender’s account in accordance with the most recent payment instructions provided by such Lender to the Borrower in writing from time to time in accordance with such Lender’s pro rata share of the Loans (which pro rata share shall be provided by the Agent in writing from time to time) or (ii) if directed by the Agent in writing, to the Agent in accordance with the payment instructions provided by the Agent for distribution to the Agent. All payments received after 4:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. If at any time insufficient funds are received by and available to the Lenders to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied, first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties and second, to reduce the outstanding Loans ratably among the parties entitled thereto.
No Set-off or Withholding. All payments by or on behalf of the Borrower to the Lenders (including for purposes of this Section 2(k), any assignee, successor, or participant or an economic arrangement that is similar to a participation) hereunder shall be made to the Lenders in full without condition or reduction for any counterclaim, defense, recoupment or setoff.
Taxes
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding upon the basis of the information and documentation to be delivered pursuant to subsection (vi) below and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section, the term “Applicable Law” includes FATCA.
Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

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Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 20 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph.
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (if any), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
Status of Lenders.
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in

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Section 2(l)(vi)(B)(1), (2) and (4) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
A.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E (as applicable)establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.    executed copies of IRS Form W-8ECI;
C.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit A-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code

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(a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or
D.    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit A-2 or Exhibit A-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit A-4 on behalf of each such direct and indirect partner;
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
if a payment made to the Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2(l) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section  (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (vii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
the Unused Commitment Fee payable pursuant to Section 2(g)(iii) shall cease to accrue on the unused Loan Commitment of such Defaulting Lender;
the Loan Commitments of such Defaulting Lender shall not be included in determining whether the Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9(b)); and

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any payment of principal, interest, fees or other amounts received by the Defaulting Lender or the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3(b) were satisfied or waived, such payment shall be applied solely to pay the Loans of all applicable non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the provisions of this Section 2(m) shall cease to apply to such Lender.
Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

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if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(o)    Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

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(iii)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify the Borrower of (a) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2(o)(iv) and (b) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2(o) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion (provided that the Agent shall administer Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes in accordance with Agent’s customary practice for similar loans) and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2(o).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time when the Term SOFR Reference Rate is not the Benchmark (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (other than Term SOFR Reference Rate) and either (A) any Available Tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any Available Tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) of this Section 2(o) either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (x) the Borrower may revoke any request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (y) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period unless prior to the end of such applicable Interest Period the Benchmark Replacement has replaced the then-current Benchmark for all

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purposes hereunder. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS
Conditions Precedent to Effectiveness. This Agreement shall become effective upon satisfaction (or waiver by the Agent) of the following conditions precedent:
The Agent shall have received each of the following documents, duly executed, each (unless otherwise specified below) dated the Closing Date and in form and substance satisfactory to the Agent:
duly executed counterpart of this Agreement;
duly executed Security Documents and all documents required to be delivered thereunder on the Closing Date, including UCC-1 financing statements;
certified copies of (1) the Organization Documents (including any amendments or supplements thereto) of the Borrower, (2) the resolutions of the board of directors (or similar governing body) of the Borrower authorizing and approving the execution, delivery and performance by the Borrower of this Agreement, the Security Agreement, and the other Transaction Documents and the Loans hereunder, and otherwise satisfactory to the Agent, and (3) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to this Agreement, the Security Agreement, and any other Transaction Document;
a certificate of the Borrower certifying the names and true signatures of the Responsible Officers of the Borrower authorized to sign this Agreement, the Security Agreement, any other Transaction Document, or any other document to be delivered hereunder or thereunder;
certificate evidencing the good standing of the Borrower in its jurisdiction of formation dated a date not earlier than twenty (20) days prior to the Closing Date as to the good standing of the Borrower;
the results of tax, judgment and Lien searches on the Borrower, obtained by and satisfactory to the Agent, and dated as of a recent date;
the initial rating and confirmation letter as set forth in Section 5(o), which shall be reasonably acceptable to the Agent;

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an opinion letter of Alston & Bird LLP, primary transaction counsel to the Borrower and Venable LLP, Maryland counsel to the Borrower, in each case, in form and substance satisfactory to the Agent;
a true and correct written copy of the Valuation Methodology in effect on the Closing Date; and
such other assurances, certificates, documents, consents, or opinions as the Agent reasonably may request in writing.
The Borrower shall have paid all fees and expenses required to be paid by it on the Closing Date in accordance with Section 9(e).
The Custody Account shall have been established by the Borrower and the Control Agreement shall have been executed with respect thereto.
The Agent shall have completed its due diligence review with respect to the Borrower and the Investment Adviser and is satisfied, in its sole and absolute discretion, with the result of its due diligence review, including its due diligence review of the Borrower’s Investment Policies and Restrictions. The Lenders shall have received all documentation and other information that the Lenders have reasonably requested in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification to the Agent at least five days prior to the Closing Date.
Conditions Precedent to All Loans. The obligation of the Lenders to make any Loan is subject to satisfaction (or waiver by the Agent) of the following conditions precedent:
The representations and warranties contained in Section 4 or any other Transaction Document or any document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Loan immediately prior to and after giving effect to such Loan (except (x) to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and (y) any representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects).
Immediately before and immediately after giving effect to such proposed Loan, no Default or Event of Default shall exist or would occur.
After giving effect to the incurrence of the proposed Loan, the Borrower shall be in pro forma compliance with the Financial Covenant.

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The Agent shall have received a Valuation Statement dated as of a date not more than 48 hours preceding such Borrowing Date.
The Collateral Requirement has been satisfied.
The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.
The Agent shall have received a duly executed certificate of a Responsible Officer of the Borrower certifying that the conditions specified in Section 3(a) and Section 3(b), as applicable, have been satisfied on and as of the date of the making of a Loan.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Agent and the Lenders as of the Closing Date and as of each Borrowing Date (both immediately before and immediately after giving effect thereto) that:
Existence, Qualification and Power. The Borrower (i) is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing would reasonably be expected to result in a Material Adverse Effect, (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and to execute, deliver and perform its obligations under each Transaction Document, (iv) has all requisite governmental licenses, authorizations, consents and approvals to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (v) has all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under each Transaction Document.
Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Transaction Document to which it is a party (when delivered) and the grant of the security interest contemplated hereby and thereby with respect to the Collateral are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s Organization Documents, (ii) contravene any material contractual restriction binding on it or require any consent under any material agreement or instrument to which it is a party or by which any of its properties or assets is bound, except as would not reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Liens upon any property or assets of the Borrower other than Liens in favor of the Agent pursuant to the Transaction Documents, or (iv) violate any Applicable Law (including the Securities Act of 1933, the Exchange Act and the Investment Company Act and

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the regulations thereunder) or writ, judgment, injunction, determination or award. The Borrower is in compliance in all material respects with its Organization Documents.
Governmental Authorizations; Other Consents. Except for any filings contemplated by the Security Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower of any Transaction Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.
Compliance with Laws and Other Agreements.
The Borrower is in material compliance with the requirements of Applicable Law (including, for the avoidance of doubt, the Investment Company Act, the Securities Act of 1933 and the Exchange Act) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
The borrowing of the Loans, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents are not prohibited by the provisions of the Investment Company Act, as well as all rules, regulations and orders issued by the SEC thereunder.
Binding Effect. This Agreement and the other Transaction Documents are legal, valid and binding obligations of the Borrower, duly executed and enforceable against the Borrower in all respects, subject to Debtor Relief Laws and general equity principles.
No Default. No Default has occurred and is continuing.
Financial Statements; No Material Adverse Effect.
The Borrower’s audited financial statements for the fiscal year ended December 31, 2020 were prepared in accordance with Appropriate Accounting Principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Borrower as of the date thereof and the results of operations and cash flows for the period covered thereby in accordance with Appropriate Accounting Principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
Since the later of (i) December 31, 2020 and (ii) the most recently ended fiscal year for which annual reports have been prepared for Borrower and delivered to the Agent under Section 5(b)(i), no event or condition has resulted in, or would be reasonably

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expected to cause, either individually or in the aggregate, a Material Adverse Effect, and no Regulatory Event has occurred and is continuing.
Absence of Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues that (i) are reasonably likely to result in a Material Adverse Effect or (ii) challenge the legality, validity or enforceability of this Agreement, the Security Agreement or any other Transaction Document.
Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.
Investment Company Act. ~~As of the Closing Date, the~~The Borrower is ~~a closed-end management~~ not an “investment company ~~that has elected to be regulated as a BDC~~” as defined in, or subject to regulation under, the Investment Company Act~~. None of the Lenders nor the Agent is an “affiliated person”, “promoter” or “principal underwriter” of the Borrower within the meaning of the Investment Company Act. As of the Closing Date, the Borrower’s investment activities are managed by the Investment Advisor.~~ of 1940.
Ownership of Property. The Borrower has good and marketable title to the Collateral, free and clear of Liens other than as are created under the Security Agreement and Permitted Liens. The Borrower has not made any currently effective registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the Collateral including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements other than with respect to Permitted Liens.
Taxes. The Borrower has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions except to the extent not delinquent (after giving effect to any extension granted by the applicable tax authority) and has paid all federal and all other material taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except to the extent not yet due and payable or for which the amount or validity of which are currently being contested in good faith by appropriate proceedings, or as otherwise permitted herein. The Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower and is not aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations.
Solvency. (i) The present fair market value of the Borrower’s assets taken as a whole exceeds the total amount of the Borrower’s liabilities taken as a whole (including, without limitation, contingent liabilities); (ii) the Borrower has capital and assets, which taken as a whole, are sufficient to carry on its businesses; (iii) the Borrower has not engaged and will not engage in a business or a transaction for which its remaining assets are unreasonably small in

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relation to such business or transaction; and (iv) the Borrower does not intend to incur and believes that it will not incur debts beyond its ability to pay as they become due. The Borrower will not be rendered insolvent by the execution, delivery and performance of the Transaction Documents or by the consummation of the transactions contemplated under this Agreement.
No Sovereignty. The Borrower has no right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Applicable Law of any jurisdiction.
Full Recourse. The Loans are made with full recourse to the Borrower and constitute direct, unconditional, unsubordinated, senior secured Indebtedness of the Borrower subject to Permitted Liens.
Disclosure. All information contained in any Transaction Document or any other documents, certificates or written statements provided by or on behalf of the Borrower to the Agent or the Lenders in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of the Borrower provided to the Agent or the Lenders (other than any projections or forward looking statements, pro forma financial information, information of a general economic or general industry nature and all third party information and reports), when taken as a whole, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the time and circumstances under which such statements were made. All written financial projections with respect to the Borrower that have been prepared by or on behalf of the Borrower and that have been made available to the Agent by or on behalf of the Borrower in connection with this Agreement have been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time of delivery thereof, it being recognized by the Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.
Licenses; Approvals. All licenses, permits, approvals, concessions or other authorizations material to the conduct of the business of the Borrower have been duly obtained and are in full force and effect, except where the failure of which would not reasonably be expected to have a Material Adverse Effect.
Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower (a) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of no basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has not

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or could reasonably not be expected to become subject to any Environmental Liability, (d) has not received written notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened in writing) and (e) knows of no facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Borrower.
Investment Policies and Restrictions. Since the date of the Borrower’s most recent annual Form 10-K filing, there have been no changes in the Investment Policies and Restrictions. To date, the Borrower’s investments have been in compliance with the Investment Policies and Restrictions in all material respects at all times.
ERISA.
(i)As of the date hereof, the Borrower has no liability under or with respect to any Plan, Pension Plan or Multiemployer Plan. There are no pending or, to the knowledge of the Borrower, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(ii)No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(iii)The Borrower is not and is not acting on behalf of (A) an “employee benefit plan” as defined in Section 3(3) of the ERISA, that is subject to Title I of ERISA, (B) a “plan” as defined in and subject to Section 4975 of the Code, (C) any entity deemed to hold “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise), or (D) any entity that is subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans (as such term is defined in Section 3(32) of ERISA), that would be violated by the transactions contemplated by this Agreement.
(iv)The Borrower acknowledges and agrees that neither the Lenders nor the Agent nor any representatives of the Lenders or the Agent has acted or shall act as a “fiduciary” within the meaning of ERISA with respect to the assets of the Borrower (including in connection with the retention or exercise of its rights under any Transaction Document) and neither the Lenders nor the Agent nor any representative of the Lenders or the Agent has or will have rendered, or has any authority to render, any advice with respect to any investments of the Borrower.

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Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, officers and employees with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and to the Borrower’s knowledge, each of the Borrower’s officers, employees, directors agents and affiliates are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. Neither the Borrower nor its respective directors, officers, employees, agent or affiliates is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement or the other Transaction Documents will violate any Anti-Corruption Law, Anti-Terrorism Law or applicable Sanctions.
No Subsidiaries. The Borrower does not have any Subsidiaries.
Accounts. Schedule 4(w) sets forth each Custody Account, Deposit Account, Securities Account and Commodities Account of the Borrower. Except for Excluded Accounts, each Custody Account, Deposit Account, Commodity Account and Securities Account of the Borrower is subject to a Control Agreement.
Insurance. Each insurance policy required to be maintained by Section 5(p) is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
~~(y) REIT Status. The Borrower has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and all applicable Treasury Regulations promulgated thereunder for each of its taxable years beginning with its taxable year ended December 31, 2018.~~
AFFIRMATIVE COVENANTS
So long as a Lender shall have any Loan Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
Existence. Except as otherwise permitted by Section 6(c), the Borrower shall (x) preserve and maintain its corporate existence and (y) do all things necessary to preserve, renew and keep in full force and the rights, licenses, permits, privileges and franchises necessary for the conduct of its business, in each case, except in connection with a transaction not prohibited by this Agreement and the other Transaction Documents; provided that the Borrower shall not be required to preserve any such right, license, permit, privilege or franchise if the Borrower determines that the preservation thereof is no longer desirable in the conduct of its business, and that the loss thereof is not disadvantageous in any material respect to the Borrower or to the Lenders.

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Reporting Requirements. The Borrower will furnish to the Agent or cause to be furnished to the Agent:
as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with Appropriate Accounting Principles, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent (it being understood and agreed that KPMG LLP is reasonably acceptable to the Agent), which report and opinion shall be prepared in accordance with Appropriate Accounting Principles and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that such report may contain a “going concern” statement solely as a result of an impending maturity within 12 months of any Loans);
as soon as available and in any event within forty-five (45) days following the end of each fiscal quarter (beginning with fiscal quarter ending March 31, 2021), (x) a Valuation Statement as of the last day of the fiscal quarter most recently ended and (y) a Compliance Certificate duly executed by a Responsible Officer of the Borrower that (A) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto and (B) if applicable, supplements Schedule 4(W) with respect to any new accounts of the Borrower or any other modification to Schedule 4(W) delivered on the Closing Date or any other subsequent supplements with respect thereto;
within five (5) Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of (x) a breach of the Financial Covenant or Event of Default or (y) a missed cash payment or forbearance involving one or more of the Borrower's material Investment Assets (it being understood and agreed that one or more Investment Assets that individually or collectively exceeds 15% of the Borrower's investment portfolio shall be deemed material);
within five (5) Business Days after any request by the Agent, copies of any detailed final audit reports, management letters or recommendations submitted to the Borrower by independent accountants in connection with the accounts or books of the Borrower;
promptly after filing thereof with the SEC or the delivery thereof to the shareholders of the Borrower, copies of all annual, quarterly and other periodic reports to shareholders, registration statements and prospectuses (including any amendments or supplements thereto), non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature so delivered; provided that the

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reports required to be delivered pursuant to this clause (v) shall be deemed to have been delivered if such information shall be available on the website of the SEC;
within five (5) Business Days of receipt by the Borrower or the Investment Advisor of any notice or communication from the Custodian that includes a notice of demand, notice of default or notice of exercise of set-off rights), copies of all such notices and communications; and
within five (5) Business Days after written request therefor, (x) such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent may from time to time reasonably request (subject to any applicable obligations of confidentiality) and (y) information and documentation requested by the Agent, or any Lender through the Agent, as reasonably required for the Agent or such Lender to comply with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to this Section 5(b) may be delivered electronically to the Agent and if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Agent has access (whether a commercial, third-party website or whether sponsored by the Agent).
Valuation Methodology.
The Borrower shall comply in all material respects with the Valuation Methodology.
Unless the Agent reasonably consents to a replacement valuation agent, the Investment Adviser shall at all times use the valuation agent that is in place on the Closing Date.
Use of Proceeds. The Borrower shall use the proceeds of the Loans to fund new investments and for general corporate purposes of the Borrower. Without limiting the foregoing, Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its registration statement or any Applicable Law.
Payment of Obligations. The Borrower shall pay and discharge as the same shall become due and payable: (i) all federal and other material taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, claim, charge or levy so long as and to the extent that (x) the same is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, (y) the same is the subject of an extension granted by the applicable tax authority or (z) such taxes, assessments, claims, charges and levies do not at any time exceed $500,000 in the aggregate for the Borrower

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for which the Borrower may be or become liable or to which any of its properties may be or become subject; (ii) all lawful claims which, if unpaid, would become a Lien on its property (other than Permitted Liens); and (iii) all other obligations, liabilities and Indebtedness (other than lawful claims, obligations, liabilities and Indebtedness below the Threshold Amount), as and when due and payable.
Lender Meetings. The Borrower shall at any reasonable time during normal business hours and upon reasonable prior written notice, from time to time permit the Lenders, the Agent or any agent or representative thereof to (i) visit the properties and offices of the Borrower and discuss the affairs, finances, assets and accounts of the Borrower with any of the officers, directors or other representatives of the Borrower and (ii) discuss the affairs, finances, assets and accounts of the Borrower with the Borrower’s independent certified public accountants (provided that the Agent and the Lenders shall give the Borrower reasonable prior written notice and the opportunity to participate in any discussions with Borrower’s independent accountants or any other non-employees), and to examine and make copies of and abstracts from their records and books of account, all at the expense of the Borrower; provided, however, that (1) unless an Event of Default is in existence, the Borrower shall have no obligation to pay for meetings conducted under this paragraph in excess of once per calendar year and the cost of which does not exceed $5,000, and (2) during the existence of an Event of Default, the Lenders, the Agent or any agent or representative thereof may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. In addition, upon request of the Agent or the Lenders, the Borrower will conduct a meeting (which may be held telephonically or by videoconference) with the Agent and the Lenders at a time and place to be reasonably agreed to discuss the most recently reported financial results and the financial condition of the Borrower and any other matters reasonably requested to be discussed by the Agent or the Lenders, at which meeting there shall be present a responsible financial officer and such other officers of the Borrower as may be reasonably requested to attend by the Agent or the Lenders.
Collateral Requirement. The Borrower shall take such actions as are necessary or as the Agent shall reasonably request from time to time to comply with the Collateral Requirement (subject to any exception or exclusion expressly set forth herein or in any Security Document), and shall promptly notify the Agent upon having knowledge that the Lien of the Agent pursuant to the Security Documents has been materially impaired.
Keeping of Books. The Borrower shall keep proper books of record and account as are necessary to prepare financial statements in accordance in all material respects with Appropriate Accounting Principles.
Compliance with Investment Company Act. ~~For so long as the~~The Borrower ~~is regulated as a BDC~~shall not become an “investment company” as defined in, or subject to regulation under, the Investment Company Act~~, the Borrower shall comply with (i) Section 18 of the Investment Company Act, as made applicable to BDCs pursuant to Section 61 of the Investment Company Act and (ii) all other requirements of the Investment Company Act applicable to BDCs, unless with respect to clause (ii), the failure to comply therewith would not reasonably be expected to result in a Material Adverse Event. The Borrower will give the Agent twenty (20)~~

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~~days prior written notice before changing its election to be regulated as a BDC under the Investment Company Act.~~ of 1940.
Compliance with Other Laws. The Borrower shall comply (i) with the requirements of all other Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (A) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (B) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect, and (ii) in all material respects with all Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
Compliance with Investment Policies and Restrictions and Advisory Agreement.
The Borrower shall comply with the Investment Policies and Restrictions in all material respects at all times.
The Borrower shall (and shall cause the Investment Adviser to) comply with the Advisory Agreement in all material respects.
Material Agreements. The Borrower shall comply with the terms of each provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound in which the failure to comply would reasonably be expected to result in a Material Adverse Effect.
Accounts.
The Borrower shall maintain all its Investment Assets in the Custody Account or such other account that is subject to a Control Agreement and (A) upon delivery by the Agent to the Custodian or other depositary institution of a “Notice of Exclusive Control” or similar notice (as may be required by the applicable Control Agreement), cease all trading and other activities with respect to the Custody Account or such other account that is subject to a Control Agreement, and (B) ensure delivery by the Custodian or other depositary institution of a means (website access, daily reports) of allowing the Agent to monitor, on a real-time basis, all cash movements and other activities occurring in the Custody Account.
After the Closing Date, the Borrower shall not, directly or indirectly, establish any new Custody Account, Deposit Account, Commodity Account or Securities Account unless such new account either (A) concurrently becomes subject to a Control Agreement or (B) is an Excluded Account.
Further Assurances; Additional Subsidiaries.
The Borrower agrees that upon the request of the Agent, it shall execute and/or deliver any additional agreements, documents and instruments, and take such further

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actions as the Agent may reasonably deem necessary (i) to assure the Agent and/or the Lenders have a first priority perfected lien on the Collateral and (ii) to carry out the provisions and purposes of the Transaction Documents, in each case subject to any exception or exclusion expressly set forth herein (including, for the avoidance of doubt, with respect to Permitted Liens) or in any Security Document. Such agreements, documents or instruments or actions shall be reasonably satisfactory, in form and substance, to the Agent.
If any Subsidiary is formed or acquired by the Borrower, the Borrower will take or cause to be taken the following actions as soon as possible but in any case not later than 10 days (or such later date as the Agent may permit in its reasonable discretion) after the date on which such Subsidiary is created or acquired: (x) cause such Subsidiary to (A) execute and deliver to the Agent a joinder agreement and thereby become a “Borrower” hereunder, (B) execute and deliver to the Agent a counterpart to the Security Agreement and thereby become a party thereto as a “Grantor” thereunder and grant to the Agent a first priority Lien on all “Collateral” of such Subsidiary thereunder, (C) take such other action as shall be reasonably necessary to create and perfect valid and enforceable first priority Liens in favor of the Agent on all or substantially all of the assets of such Subsidiary consistent with the provisions of this Agreement and the other Transaction Documents and (D) deliver proof of corporate action, incumbency of officers and other documents and opinions as is substantially consistent with those delivered by the Borrower pursuant to Section 3(a) as of the Closing Date and (y) execute and deliver to the Agent such Control Agreement, such pledge agreements or such addenda or amendments to the Security Agreement and take such other actions (including delivering the certificates representing such shares of stock or other equity interests to the Agent) as shall be reasonably necessary to create and perfect valid and enforceable first priority Liens in favor of the Agent on all of the issued and outstanding stock or other equity interests of Subsidiary, all of the foregoing to be in form and substance reasonably satisfactory to the Agent.
Rating Confirmation. The Borrower shall, at its sole cost and expense, cause to be maintained at all times during the term of this Agreement the Loan Rating. The Borrower shall provide the NRSRO with any information as to the Loans as may be reasonably requested by the NRSRO in connection with such Loan Rating. The Borrower further shall provide evidence of the Loan Rating from the NRSRO, which evidence shall be in a form that may be provided to the Securities Valuation Office of the National Association of Insurance Commissioners, to the Agent at least annually.
Insurance. The Borrower shall maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

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1~~REIT Status. At all times prior to the calendar year in respect of which a REIT Status Termination Date occurs: (i) the Borrower will take all commercially reasonable action that will cause it to continue to qualify as a REIT, (ii) the Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a REIT as required by the Code and applicable Treasury Regulations promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby to qualify as a REIT each year, (iii) the Borrower will request from its shareholders all information required by the Code and applicable Treasury Regulations promulgated thereunder; and (iv) the Borrower will deliver to the Agent, within ten (10) days of filing, certified true and complete copies of any documents filed with the Internal Revenue Service or other Governmental Authority confirming the continued qualification and taxation of the Borrower as a REIT. The Borrower will give the Agent twenty (20) days prior written notice of a REIT Status Termination Date and~~Pass-Through Tax Status. The Borrower will at all times during the term of this Agreement maintain a pass-through tax status.
NEGATIVE COVENANTS
So long as a Lender shall have any Loan Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing, on and after the Amendment No. 2 Effective Date, the Borrower shall not, directly or indirectly, create, incur or assume any Indebtedness other than any Permitted Refinancing.
Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its assets, including the Collateral, except Permitted Liens. For the avoidance of doubt, any assets of the Borrower shall constitute Collateral and shall be pledged in favor of the Agent subject to Permitted Liens.
Mergers, Etc. The Borrower shall not merge or consolidate with or into another Person, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired), except that in the case of any such transaction involving the Borrower, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Borrower is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to the Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the other Transaction Documents and (ii) such corporation or limited liability company shall have caused to be delivered to the Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the

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Required Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.
Line of Business. The Borrower shall not engage to a material extent in any business other than as described in its Organization Documents and the most recently filed Form 10-K.
No Amendment of Investment Policies and Restrictions, Valuation Methodology, Organization Documents. The Borrower shall not agree to or otherwise permit to occur (without prior notice to, and the prior written consent of, the Agent or the Lenders, which consent shall not be unreasonably withheld in any respect to proposed amendment referenced in the succeeding clause (i) if such amendment is not materially adverse to the Agent or the Lenders) any amendment, supplement or other modification of any of the terms or provisions of its Investment Policies and Restrictions, Valuation Methodology or Organization Documents, in each case (i) relating to valuation of assets or (ii) that (A) would reasonably be expected to adversely affect the rights and remedies of the Lenders or the Agent under any Transaction Document in any material respect, (B) would reasonably be expected to result in a Material Adverse Effect, or (C) otherwise fails to comply with the terms of this Agreement or any other Transaction Document.
Distributions, Equity Repurchases and Redemptions. The Borrower will not declare or make any dividend payment or other distribution of assets, property, Cash, rights, obligations or securities on account of any Borrower Equity Interests ~~if immediately before and after giving effect thereto, a breach of the Financial Covenant or any other Event of Default has occurred and is continuing or would be caused thereby~~; provided that, notwithstanding the foregoing, the Borrower shall be permitted to declare or make a dividend payment or other distribution comprised of shares of the Borrower’s common stock and/or the minimum amount of cash necessary for Parent to maintain ~~the Borrower’s~~REIT status ~~as a REIT~~ (subject in all cases to Section 6(g) of this Agreement). In addition, the Borrower will not purchase, redeem, retire, or otherwise acquire for value any Borrower Equity Interests, whether now or hereafter outstanding~~, if immediately before and after giving effect thereto, a breach of the Financial Covenant or any other Event of Default has occurred and is continuing or would be caused thereby~~.
Dividend Declarations. The Borrower will not declare any dividend or distribution that (i) would be paid or scheduled to be paid more than three (3) months from the date of such declaration or (ii) exceeds the Borrower’s reasonably estimated taxable income for the relevant taxable period. Notwithstanding the foregoing, clause (ii) of this Section 6(g) shall not limit any dividend, payment or distribution necessary to maintain the ~~Borrower’s~~Parent’s REIT status, to avoid income tax and to avoid excise tax pursuant to Section 4981 of the Code.
Prepayments on Permitted Indebtedness. The Borrower shall not make regularly scheduled interest payments in respect of any Permitted Indebtedness, if immediately before and after giving effect to such payment, a breach of the Financial Covenant, Default or Event of Default would exist. The Borrower shall not prepay, redeem, repurchase, purchase, defease or otherwise make any prepayments of principal on any Permitted Indebtedness prior to its scheduled maturity (as in effect on the Closing Date to the extent such Permitted Indebtedness exists on the Closing Date), except that the Borrower may consummate a Permitted Refinancing

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of any Permitted Indebtedness. Notwithstanding the foregoing, this Section 6(h) shall not apply to the Loans.
Custodian. The Borrower shall not enter into any other custody agreement or equivalent arrangement relating to the Collateral with any Person other than the Custodian without the prior written consent of the Agent.
Investments. The Borrower shall not purchase, hold or acquire any Investment, except in accordance with the Investment Policies and Restrictions.
Use of Proceeds.
The Borrower shall not use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, in a way that would violate Regulation T, Regulation U or Regulation X.
The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that the directors, officers, employees and agents of the Borrower shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Restrictive Agreements. The Borrower shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien under the Transaction Documents upon any of its property other than (i) restrictions or conditions imposed by Law or this Agreement or the other Transaction Documents, (ii) customary restrictions contained in leases, licenses and other contracts restricting the assignment thereof not subject to a waiver and (iii) any restrictions pursuant to any document, agreement or instrument governing or relating to any Underlying Instrument, Permitted Lien or the Participations.
Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, transfer, lease or exchange of property or the rendering of any service, with any Affiliate; provided, the foregoing restriction shall not apply to (i) ~~any transaction that is permitted under any exemptive rule or exemptive relief order granted to the Borrower pursuant to the Investment Company Act, or any applicable no-action letter guidance provided by the SEC,~~[reserved] and (ii) any other transaction that (A) ~~is not in violation of the Investment Company Act~~[reserved], (B) is in the ordinary course of the Borrower’s business, and (C) is on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

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Instructions to Obligors. The Borrower shall not make any change, or permit the Investment Adviser to make any change, in its instructions to administrative or payment agents or any Obligors regarding payments to be made with respect to the Collateral to the Custody Account, unless the Agent has given prior written consent to such change or such change would not be adverse to the Agent or the Lenders in any material respect.
Accounting. The Borrower shall not change its (i) accounting policies or financial reporting practices except as required or permitted by Appropriate Accounting Principles or (ii) fiscal year, in each case unless agreed to by the Agent in writing.
FINANCIAL COVENANT.
Minimum Asset Coverage Ratio. The Borrower shall not permit the Asset Coverage Ratio to be less than 200% as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 2021 (the “Financial Covenant”). The calculations performed by the Investment Adviser for purposes of determining the Borrower’s compliance with the Financial Covenant shall comply with the Valuation Methodology. Notwithstanding the foregoing, in the event that the Agent believes in good faith that (x) the Investment Adviser’s calculation of Total Assets is not representative of fair value and (y) as a result, the Borrower may be in breach of the Financial Covenant, the Agent may engage, at Borrower’s sole cost and expense, Houlihan Lokey Financial Advisors, Inc. (or another third party valuation adviser acceptable to the Agent) (such advisor, the “Valuation Adviser”) to value the Collateral for purposes of conducting the calculations of the Financial Covenant; provided, that if the Valuation Adviser determines a range of potential values (rather than a specific mark) for an asset, then the value assigned to such asset shall be the mid-point of the range. In the event the calculations by the Valuation Adviser result in the Borrower’s breach of the Financial Covenant, the Valuation Adviser shall continue to value the Collateral for purposes of such calculations until the Asset Coverage Ratio exceeds 215%. The Borrower agrees to cooperate with the Valuation Adviser, including promptly providing the Valuation Adviser with such information and materials as it may reasonably request in connection with its valuation of the Collateral.
EVENTS OF DEFAULT AND REMEDIES
If any of the following events (each, an “Event of Default”) shall occur:
Payment Default. The Borrower shall fail to pay (i) any of the outstanding principal of any Loan when due; (ii) any accrued interest on any Loan within three (3) Business Days after the due date; (iii) fees owing pursuant to Section 2(g)) within five (5) Business Days after the due date or (iv) other amounts or fees owing pursuant to the Transaction Documents within thirty (30) days following the Borrower’s receipt of a reasonably detailed invoice therefor;
Specific Covenants. The Borrower shall fail to perform or observe any term, covenant, or agreement contained in (i) Section 5(a), (b)(i), (b)(ii), (b)(v), (d), (m) or Section 6 and such failure remains uncured for a period of at least fifteen (15) days; provided that the Agent, in its sole discretion, may extend the foregoing grace period based on a satisfactory plan being

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submitted by the Borrower to cure such failure; and (ii) Section 7 and the Borrower has failed to cure the breach of such Financial Covenant in accordance with Section 2(d)(i);
Failure to Pay Custodian. The Borrower shall fail to pay to the Custodian any fees, expenses or charges, payable by the Borrower under the Custody Agreement and such failure entitles the Custodian to seek repayment of such fees, expenses or charges from the Custody Account;
Default under Transaction Documents. The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document (in each case, not otherwise specified in Subsections (a), (b) and (c) above) to which such Person is a party, to be performed or observed by the Borrower and such failure remains unremedied for thirty (30) days after the earlier of (i) receipt by Borrower of written notice from the Agent of such default and (ii) any Responsible Officer of the Borrower obtaining actual knowledge of such default, provided that the Agent, in its sole discretion, may extend the foregoing grace period based on a satisfactory plan being submitted by the Borrower to cure such failure;
Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower herein or in any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall be incorrect or misleading in any material respect when made or deemed made (except for any representation or warranty that is qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects); provided that the failure of any representation, warranty or certification to be true when made or deemed made will not constitute an Event of Default hereunder or under any other Transaction Document if (i) such failure is capable of being cured, (ii) such failure is cured within thirty (30) days after the Borrower has knowledge thereof and (iii) such failure has not had and would not be reasonably be expected to have during such 30-day period a Material Adverse Effect;
Invalidity of Transaction Documents. Any provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the payment in full in cash of all the Obligations, ceases to be in full force and effect; or the Borrower, the Custodian, any Governmental Authority or any investor in the Borrower or any Affiliate of the Borrower contests in any manner the validity or enforceability of any provision of any Transaction Document; or the Borrower denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any provision of any Transaction Document;
Cross-Default. The Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any applicable notice requirement, grace period or waiver) in respect of any Indebtedness (other than Indebtedness hereunder) and the aggregate outstanding principal amount for or in respect of such Indebtedness exceeds the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or

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relating thereto, the effect of which is to cause, or to permit the counterparty, holder or holders, or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such Persons) to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) after giving effect to any applicable notice requirement, grace period or waiver;
Inability to Pay Debts; Attachment; Insolvency Proceedings, Etc. (i) The Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; (iii) the Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for sixty (60) days; (v) any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or (vi) the Borrower shall take any action to authorize any of the actions set forth above in this Section 8(h);
Judgments. There is entered against the Borrower one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall continue unsatisfied or unstayed for thirty (30) days;
ERISA. One or more ERISA Events shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
[Intentionally Reserved.]
Lien Defects. The Collateral Requirement shall cease to be satisfied, as determined by the Agent in its sole discretion acting in good faith, or the Lenders and/or the Agent shall cease to have a first priority perfected lien on the Collateral (subject to Permitted Liens);
then, and during the occurrence of such event, the Agent may upon written notice to the Borrower (i) declare the Loans, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Transaction Documents to be forthwith due and payable, whereupon the Loans, all such interest and fees and all such other amounts hereunder and under the Transaction Documents shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) declare the obligation of the Lenders to make any Loan to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 8(h), (x) the Loans, all accrued interest and all accrued other

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amounts payable, including fees, under this Agreement and under the other Transaction Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (y) the obligation of the Lenders to make Loans shall automatically be terminated.
In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent may, at its option, (A) deliver the requisite notice in accordance with the Control Agreement with respect to the Custody Account to provide the Agent with exclusive control, (B) instruct the Custodian to transfer the whole or any part of the Collateral with a Market Value not in excess of the Obligations then outstanding into the name of the Agent or the name of its nominee, (C) notify the Obligors on any Collateral to make payment directly to the Agent or its nominee of any amounts due thereon, (D) take control or grant its nominee the right to take control of any proceeds of the Collateral, (E) liquidate any or all of the Collateral and/or (F) withdraw and/or sell any or all of the Collateral and apply any such Collateral as well as the proceeds of any such Collateral to all unpaid Obligations in such order as the Agent determines in its sole discretion, and exercise any other rights and remedies under any Transaction Document, at law or in equity. The Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.
MISCELLANEOUS
Effectiveness. This Agreement shall become effective on the Closing Date.
Amendments, waivers, etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Agent, or by the Borrower and the Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
extend or increase any Loan Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 3 or the waiver of any Default shall not constitute an extension or increase of any Loan Commitment of any Lender);
reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Transaction Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend the Financial Covenant, even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Transaction

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Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
change Section 2(j) or Section 2(n) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
waive any condition set forth in Section 3(a) without the written consent of each Lender; or
change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Transaction Document of the Agent, unless in writing executed by the Agent, in each case in addition to the Borrower and the Lenders required above.
In addition, notwithstanding anything in this Section to the contrary, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Transaction Documents, then the Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Lenders to the Agent within ten (10) Business Days following receipt of notice thereof.
Notices and Other Communications.
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission and electronic mail) and delivered to such numbers or addresses set forth on the relevant signature blocks hereto or as given from each party to the other in writing from time to time; provided that electronic mail may be used only to distribute routine communications, such as financial statements and other information as provided in Section 5(b). All notices and other communications shall be deemed to be effective upon receipt. The Lenders and the Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.
The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information

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with respect to the Borrower or its securities, and who may be engaged in investment and other market-related activities with respect to the Borrower’s securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Transaction Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws.
No Waiver; Cumulative Remedies. No failure by the Lenders or the Agent to exercise, and no delay by the Lenders or the Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Expenses. The Borrower agrees to pay or reimburse the Lenders and the Agent for (i) all actual, reasonable and documented (in summary form) fees, costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement and other Transaction Documents executed and delivered on or prior to the Closing Date (including background checks and other due diligence), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, the reasonable fees and disbursements of counsel to Lenders and the Agent, (ii) all actual, reasonable and documented (in summary form) costs and expenses of the Agent incurred in connection with any amendment, waiver, consent or other modification of the provisions hereof and the other Transaction Documents (whether or not such transactions are consummated), and (iii) after the occurrence and during the continuance of an Event of Default, all actual, reasonable and documented (in summary form) costs and expenses of Agent and the Lenders incurred in connection with the enforcement or preservation of any rights of Agent and the Lenders under this Agreement with respect to Borrower and the other Transaction Documents; provided that the Borrower’s obligations under this clause (iii) with respect to legal costs and expenses shall be limited to the reasonable fees and disbursements of one counsel to the Agent and the Lenders (including all such reasonable costs and out-of-pocket expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). All such amounts shall be payable (x) with respect to clause (i), on the Closing Date and (y) otherwise, within thirty (30) days after written demand therefor together with a reasonably detailed invoice.
Indemnification. The Borrower shall indemnify and hold harmless the Lenders, the Agent, their respective Affiliates and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all

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liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including all actual, reasonable and documented (in summary form) legal fees and expenses of one law firm plus any local counsel deemed appropriate by such law firm) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower of any kind or nature, which may at any time be imposed on, incurred by or asserted against any such Indemnitee in connection with (i) the execution, delivery and performance by the parties thereto of their respective obligations under this Agreement or any other Transaction Document and the transactions contemplated hereby or thereby, and the consummation and administration of the transactions contemplated hereby and thereby (other than with respect to legal fees and disbursements incurred on or prior to the date hereof), or (ii) any actual or prospective claim, litigation, investigation or proceeding brought or threatened in writing whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether such Indemnitee is designated a party thereto, relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby, a Lender’s or the Agent’s activities in connection herewith or therewith or any actual or proposed use of proceeds of Loans hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee. No Indemnitee or other party hereto shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).
Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Lender, or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and the Agent, (ii) the Agent may not assign or otherwise transfer any of its rights or obligations hereunder except to any Affiliates of any Lender or of the Agent or any Person sponsored, administered, managed or financed by any Lender or the Agent or any Affiliate thereof, and (iii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to the Agent, another Lender, any Affiliate of any Lender, the Agent or any Person sponsored, administered, financed or managed by any Lender, the Agent or any Affiliate thereof or any other Person (other than a natural person) approved by the Agent and, unless a Specified Event of Default has occurred and

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is continuing at the time of such assignment, the Borrower (each such approval not to be unreasonably withheld or delayed), (B) by way of participation in all or a portion of such Lender’s rights and/or obligations hereunder (including all or a portion of its Loan Commitment and/or the Loans), or (C) by way of pledge or assignment of a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). The Borrower agrees that each such assignee or participant will be entitled to the benefits of Sections 9(f), (l) and (v) to the same extent as if it were a Lender.
Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The indemnification provisions of Section 9(f) will apply to any such sub-agent. The Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
No Third Party Beneficiary. Nothing in this Agreement or any other Transaction Document, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto or thereto, their respective successors and assigns permitted hereby or thereby, and, to the extent expressly contemplated hereby or thereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Increased Cost. The Borrower shall reimburse or compensate each Lender, upon written demand, for all costs incurred, losses suffered or payments made by such Lender which are applied or reasonably allocated by such Lender to the transactions contemplated herein (all as determined by such Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, such Lender or Change in Law or in the interpretation or application thereof after the date hereof; and compliance by such Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law (including any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Loan hereunder or any change in the basis or rate of taxation of payments to the Lender in respect thereof); provided that such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or reduce any such amounts and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment).
Confidentiality. Each Lender and the Agent agrees to maintain the confidentiality of all information received from or an behalf of the Borrower relating to the Borrower or its business (“Borrower Confidential Information”), and the Borrower agrees to maintain the confidentiality of each of the Transaction Documents and all other information received from the Lenders or the

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Agent, including all reports prepared by the Agent or the Lenders (“Lender Confidential Information” and, together with Borrower Confidential Information, “Confidential Information”) except that the Borrower may disclose Lender Confidential Information and the Lenders or the Agent may disclose Borrower Confidential Information (i) to its and its respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature thereof and instructed to keep the content thereof confidential and that such party shall be responsible for any breach or failure to comply with this Section 9(l)(i) (or any instruction hereunder) by its Representatives); (ii) to the extent requested by any regulatory or self-regulatory authority or required by Applicable Laws, or in the case of the Borrower, as determined in good faith or on the advice of counsel to be necessary for compliance with Applicable Laws, or by any subpoena or similar legal process or, with respect to a Lender, by any rating agency then rating the commercial paper notes issued by or on behalf of the Lender or other debt obligations of the Lender or its Affiliates; (iii) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (iv) in the case of the Lenders or the Agent, subject to an agreement containing provisions substantially similar to those of this Section 9(l), to any actual or prospective permitted assignee or participant in such Lender’s rights or obligations under this Agreement or any credit insurance (or credit re-insurance) provider of such Lender; (v) with the consent of the Borrower with respect to the disclosure of Borrower Confidential Information, and with the consent of the Lenders and the Agent with respect to the disclosure of Lender Confidential Information; or (vi) to the extent such Confidential Information (A) is available to the disclosing Person on a nonconfidential basis prior to disclosure by the other Person, (B) becomes publicly available other than as a result of a breach of this Section 9(l), (C) becomes available to the disclosing Person on a nonconfidential basis from a source other than the other Person or (D) is developed by the receiving Person without reliance on Confidential Information. It is understood and agreed that regulators having jurisdiction over the Agent or the Lenders shall have unrestricted access to all books, records, files and other materials in the Agent’s or the Lenders’ possession, including any Borrower Confidential Information, and disclosure of any Borrower Confidential Information to such persons solely for purposes of supervision or examination may occur without written notice to or authorization from the Borrower.
Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, indebtedness or other obligation at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender hereunder or under any other Transaction Document, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit, indebtedness or obligation. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by Applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Counterparts; Integration. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto. This Agreement, together with the other Transaction Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
Survival. Notwithstanding any provision to the contrary, (i) all representations and warranties made hereunder and in any other Transaction Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and (ii) the provisions of Sections 9(f), 9(l), 9(m), 9(v) and 9(y) shall survive any termination of this Agreement.
Severability. If any provision of this Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other party hereto or any of their respective Related Parties in any way relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Transaction Document shall affect any right that the Agent or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Borrower or its properties in the courts of any other jurisdiction. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such other party hereto at its address set forth beneath its signature hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.
Judgment Currency. If, under any Applicable Law and whether pursuant to a judgment being made or registered against the Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the “Other Currency”) other than Dollars then, to the extent that the payment (when converted into Dollars at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase Dollars with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section 9(u), “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase Dollars with the Other Currency and shall take into account any premium and other costs of exchange.
Appointment as Agent; Limitation of Liability. Each Lender irrevocably appoints the Agent as its administrative agent and collateral agent under this Agreement and the other Transaction Documents and authorizes the Agent or any Affiliate of the Agent to take such

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actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto. The Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents.
Conflicts Disclosure; Waiver and Exculpation. The Borrower hereby acknowledges that the Lenders, the Agent and their respective Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial, trading or investment banking business with (including the provision of brokerage, asset management and advisory services to) any issuer of an Investment Asset or their respective Affiliates or any other Person having obligations relating to the Borrower or any Investment Asset, and may act with respect to such business in the same manner as if this Agreement or the Loans did not exist (including in a way that may be directly or indirectly adverse to the interests of the Borrower). The Borrower hereby waives any claim in respect of any such potential or actual conflict, and agrees that it will not seek to hold the Lenders, the Agent or their respective Affiliates liable for any losses or obligations of the Borrower that may result with respect to such business.
USA PATRIOT Act. Each Lender and the Agent (for itself and not on behalf of the Lenders) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower which information includes the name of the Borrower and other information that will allow the Lenders or the Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Lenders and the Agent, as applicable.
Acknowledgements. The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents; (ii) none of the Agent nor the Lenders has any fiduciary or advisory relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Borrower, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lenders or Agent and the Borrower.
OID Legend. THE LOANS MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO.

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DEFINITIONS; CONSTRUCTION
Except as otherwise set forth in the Exhibits or Appendices hereto, the following terms, as used herein, have the following meanings:
“Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.
“Advisory Agreement” means the Investment Advisory and Administrative Services Agreement, dated as of April 30, 2019, between Investment Advisor and the Borrower.
“Affiliate” means, (i) when used with reference to the Borrower, has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act and the rules and regulations thereunder and (ii) when used with reference to any other Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. In any event, the Investment Adviser and its Affiliates shall be deemed Affiliates of the Borrower.
“Anti-Corruption Laws” means all Laws applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.).
“Anti-Terrorism Laws” means all Laws of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the “USA PATRIOT Act”), The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”, the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).
“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

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“Applicable Rate” means with respect to Loans, per annum in cash, for SOFR Loans, 7.375%, and for Base Rate Loans, 6.375%; provided that for each day that (A) the Borrower fails to cause to be maintained a Loan Rating as required pursuant to Section 5(o) or (B) the Loan Rating is below Investment Grade, the Applicable Rate shall be (i) for SOFR Loans, 8.375% and (ii) for Base Rate Loans, 7.375%.
“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Asset Coverage Ratio” means, with respect to the Borrower on any date, the ratio, expressed as a percentage, of (a) Total Assets less all liabilities (including liabilities associated with the Participations) and Indebtedness of the Borrower not represented by Senior Securities to (b) the aggregate amount of Senior Securities of the Borrower.
~~“BDC” means a “business development company” as defined under Section 2(a)(48) of the Investment Company Act.~~
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2(o).
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the Prime Rate and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%; and if the Base Rate shall be less than 6.00%, such rate shall be deemed 6.00% for purposes of this Agreement. For purposes of this definition, the “Prime Rate” shall mean, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in the Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If the Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Agent may select another generally available and recognizable source to use as the basis for the Prime Rate.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

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“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2(o).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent in consultation with the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if

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the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New

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York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2(o) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2(o).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower Equity Interests” means, with respect to the Borrower, shares of capital stock of (or other ownership or profit interests in) the Borrower, all of the warrants, options or other rights for the purchase or acquisition from the Borrower of shares of capital stock of (or other ownership or profit interests in) the Borrower, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Borrower or warrants, rights or options for the purchase or acquisition from the Borrower of such

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shares (or such other interests), and all of the other ownership or profit interests in the Borrower (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Borrower Materials” has the meaning specified in Section 9(c)(ii).
“Borrowing Date” means any date, on or prior to the Commitment Termination Date, on which the Borrower borrows a Loan hereunder.
“Borrowing Notice” has the meaning specified in Section 2(b).
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.
“Cash” means all cash denominated in Dollars (or any other currency acceptable to Agent in its sole discretion).
“Cash Equivalents” means:
securities issued by, or directly and fully guaranteed or insured by, the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year from the date of acquisition;
certificates of deposit, dollar time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of “P-2” or better from Moody’s or “A-2” or better from S&P;
repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “P-1” or higher from Moody’s or “A-1” or higher from S&P, and in each case maturing within one year after the date of acquisition;
securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or at least “A” by S&P and in each case having maturities of not more than one year from the date of acquisition; and

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shares of money market funds that comply with Rule 2a-7 under the Investment Company Act.
“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Agent or the Lenders with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, and (y) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (in each case, other than by way of merger or consolidation permitted under this Agreement) in one or a series of related transactions, of all or substantially all of the property or assets of the Borrower, (b) the consummation of any transaction the result of which is that any entity (other than a Permitted Holder) becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting stock of the Borrower, (c) the Investment Adviser or other external management company of the Borrower ceases to be Terra Investment Advisors, LLC or an Affiliate thereof or a replacement reasonably acceptable to the Agent or (d) the approval by the board of directors (or similar governing body) of the Borrower or the Borrower’s shareholders of any plan or proposal relating to the liquidation or dissolution of the Borrower. Notwithstanding the foregoing, the consummation of the recapitalization transaction described in the Borrower’s 8-K filed with the SEC on January 29, 2021 will not result and will not be deemed to result in a “Change of Control”.
“Closing Date” has the meaning specified in the introduction to this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means any and all “Collateral,” as defined in any Security Document.
“Collateral Requirement” means the requirement that:
(a)all documents and instruments necessary or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;
(b)the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to

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which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and
(c)the Borrower shall have taken all other action expressly required by it under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.
“Collections” means all cash collections and other cash proceeds from any source, including, without limitation, (a) all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of any Investment Asset, (b) all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Investment Asset, (c) all amendment fees, late fees, waiver fees, prepayment fees (including call premiums, to the extent such call premiums are in excess of par), (d) all Recoveries, (e) all insurance proceeds, (f) all proceeds of any sale or disposition with respect to such Investment Asset, (g) the proceeds of any subscriptions and capital raises, and (h) all cash proceeds or other funds received by the Borrower with respect to any underlying collateral (including from any guarantors).
“Commitment Termination Date” means the date that is the one (1) year anniversary of the Closing Date.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Agent, which grants the Agent “control” as defined in the UCC in effect in the applicable jurisdiction over any deposit account or securities account maintained by the Borrower, in each case, among the Agent, the Borrower and the Custodian or other applicable depositary institution.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Custodian” means (a) U.S. Bank National Association, or its designee or nominee, acting in its capacity as custodian or (b) any successor custodian reasonably acceptable to the Agent.
“Custody Account” has the meaning given such term in the Security Agreement.

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“Custody Agreement” means that certain Custody Agreement dated as of June 1, 2015, between the Borrower and the Custodian.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; provided further that if Daily Simply SOFR is less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor for purposes of this Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, if applicable, and all other liquidation, winding up, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means~~, at any time, an interest rate equal to the interest~~ (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2.00%) in excess of the rate otherwise applicable ~~to any Loan at such time plus 2% per annum.~~thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Loans that are Base Rate Loans plus two percent (2.00%), in each case, to the fullest extent permitted by Applicable Law.
“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of a Loan required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal

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regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act signed into law on July 21, 2010, as amended.
“Dollar” and “$” mean lawful money of the United States.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which notice has not been waived under applicable PBGC regulations; (b) the termination of any Pension Plan under Section 4041(c) of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the

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Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; or a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (e) the complete or partial withdrawal of the Borrower, Subsidiary or ERISA Affiliate from a Multiemployer Plan which results in the imposition of Withdrawal Liability (as defined in Title IV of ERISA); (f) the insolvency under Title IV of ERISA of any Multiemployer Plan; (g) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; or (h) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by the Borrower or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(d) of ERISA.
“Event of Default” has the meaning specified in Section 8.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” means, collectively, (a) accounts established exclusively for payroll, payroll taxes and other employee wage and benefit payments~~,~~ and (b) withholding and trust accounts~~, (c) the Raymond James account of Borrower set forth on Schedule 4(w) delivered on the Closing Date; provided that on and at all times after the initial Borrowing Date to occur after the Closing Date, to the extent the aggregate balance in such account exceeds $2,500,000 at any time, the Borrower shall use commercially reasonable efforts to cause within five (5) Business Days any Securities, Cash or Cash Equivalents in excess of such amount (or such greater amount as determined by the Borrower) to be transferred to an account subject to a Control Agreement, (d) the Bank of America account set forth on Schedule 4(w) delivered on the Closing Date, provided that on and at all times after the initial Borrowing Date to occur after the Closing Date, (i) to the extent the aggregate balance in such account exceeds $1,000,000 at any time, the Borrower shall use commercially reasonable efforts to cause within five (5) Business Days any Cash or Cash Equivalents in excess of such amount (or such greater amount as determined by the Borrower) to be transferred to an account subject to a Control Agreement or invested in accordance with the Investment Policies and Restrictions and (ii) the Borrower shall not permit Collections in an aggregate amount in excess of $5,000,000 to be deposited into such account at any time, and (e) the Israel Discount Bank Accounts set forth on Schedule 4(w) delivered on the Closing Date, provided that on and at all times after the initial Borrowing Date to occur after the Closing Date, the aggregate balance in the accounts referred to in this clause (e) shall not exceed $5,000,000 at any time.~~.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on

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amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(l), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2(l)(vi) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.
“Financial Covenant” has the meaning specified in Section 7(a).
“Floor” means a rate of interest equal to 5.00%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof or any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, Contractual Obligations or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the

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purchase or payment of) such Indebtedness, Contractual Obligations or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance of such Indebtedness, Contractual Obligations or other obligation, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, Contractual Obligations or other obligation, or (D) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such Person securing any Indebtedness, Contractual Obligations or other obligation of any other Person, whether or not such Indebtedness, Contractual Obligations or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, repurchase agreements or other similar instruments, (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, credit derivative transaction or similar agreement or arrangement, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business to the extent not past due for more than 90 days after the date on which such trade account payable was due and (y) obligations to the Custodian for purposes of clearing and settling purchases and sales of securities to the extent not past due more than five Business Days after such purchase or sale), (e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) all capital leases and synthetic lease obligations, (g) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or

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involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (i) all obligations of such Person under reverse repurchase agreements or like arrangements, (j) any other obligation of such Person that would constitute Senior Securities and (k) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include such Person’s pro rata share of the Indebtedness of any partnership or joint venturer in which such Person is a general partner or a joint venture that is several and not joint, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Appropriate Accounting Principles as of such date. Notwithstanding the foregoing, “Indebtedness” shall not include (I) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment unless such obligations would be required to be set forth on a balance sheet in accordance with Appropriate Accounting Principles and (II) the Participations.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 9(f).
“Interest Period” means as to each Loan (a) initially, the period commencing on the date such Loan is disbursed and ending on the next succeeding Payment Date and (b) thereafter, each period commencing on the last day of the preceding Interest Period and ending on the next succeeding Payment Date; provided that any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.
“Investment Adviser” means Terra Income Advisors, LLC or an Affiliate thereof, in its capacity as advisor to the Borrower.
“Investment Asset” means a security, loan or other financial instrument in the Borrower’s investment portfolio.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

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“Investment Grade” means a rating of BBB- or higher from Egan-Jones Ratings Company or its equivalent from another NRSRO.
“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, and investment restrictions, as set forth in the Organization Documents and the Prospectus, as may be supplemented, amended or otherwise modified as authorized by the board of directors (or similar governing body) of the Borrower and as permitted under this Agreement.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.
“Loan” means any loan extended pursuant to Section 2(a) and the Incremental Loan (if any).
“Loan Commitment” means the commitment of a Lender to make or otherwise fund any Loan and “Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Loan Commitment, if any, is set forth on Schedule 1. The aggregate principal amount of the Loan Commitments as of the Closing Date is $25,000,000.
“Loan Rating” means a credit rating with respect to the Loans from a NRSRO.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.
“Market Value” means with respect to any Investment Asset on any day, the value determined in good faith by the Borrower based on the Valuation Methodology.
“Material Adverse Effect” means, other than as the result of changes in the Market Value of the Borrower’s assets or liabilities, taken as a whole (a) a material adverse change in, or a material adverse effect upon, the properties, assets, business, operations, or financial condition of the Borrower taken as a whole; (b) a material impairment of the ability of the Borrower to perform its payment obligations under this Agreement; (c) a material impairment of the rights or

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remedies of the Agent (including in its capacity as the collateral agent under any Security Document) or the Lenders under the Transaction Documents taken as a whole; or (d) a material adverse effect upon the Collateral taken as a whole or upon the legality, validity, binding effect or enforceability against the Borrower of the Transaction Documents to which it is a party taken as a whole.
“Maturity Date” means the earlier of (a) the Scheduled Maturity Date and (b) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“NRSRO” means a nationally recognized statistical ~~ratings~~rating organization so designated by the U.S. Securities and Exchange Commission, whose status has been confirmed by the Securities Valuation Office of the National Association of Insurance Commissioners.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Transaction Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Obligor” means, collectively, each Person obligated to make payments under an Underlying Instrument, including any guarantor thereof.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, statutory trust or other form of business entity, the partnership, joint venture, statutory certificate of trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or

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perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” means Terra Property Trust, Inc., a Maryland corporation.
“Participation” means any participation or similar arrangement pursuant to which the Borrower transfers an economic interest in a portion of an investment it has originated to the Borrower’s Affiliates or non-Affiliates (which, for the avoidance of doubt, is described as “Obligations Under Participation Agreements” in the statements of assets and liabilities on the Borrower’s Form 10-K for the fiscal year ended December 31, 2020).
“Payment Date” means the last day of each ~~March, June, September and December~~calendar month of each calendar year or if such day is not a Business Day, the next succeeding Business Day.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Indebtedness” means (a) Indebtedness under this Agreement (including Incremental Loans (if any), (b) Preferred Equity Securities, (c) Indebtedness agreed to in writing between the Borrower and the Agent, (d) the Unsecured Notes, (e) Subordinated Indebtedness, ~~and~~ (f) other Indebtedness existing on the Closing Date listed on Schedule 6(A) and (g) Permitted Refinancing.
“Permitted Holder” means Western Asset Mortgage Capital Corporation, a Delaware corporation, or any of its Subsidiaries.
“Permitted Lien” means (a) Liens held by the Custodian under the Custody Agreement at the priority level permitted by the applicable Control Agreement, (b) Liens created under the Security Documents, (c) Liens imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in conformity with Appropriate Accounting Principles have been set aside for the payment thereof,

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(d) Liens securing judgments for the payment of money to the extent such judgments do not constitute an Event of Default under Section 8(i), (e) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with Appropriate Accounting Principles, (f) Liens existing on the Closing Date and listed on Schedule 6(B), and (g) Liens assumed by the Borrower in connection with the transfer to the Borrower of any assets or other property as a result of or in connection with the exercise of its rights and remedies pursuant to any Underlying Instrument or in connection with any “workout” or other arrangement related thereto.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has a maturity at least six (6) months after the Scheduled Maturity Date, and (b) is not secured by any property or any Lien other than those securing such Permitted Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Preferred Equity Securities” means securities that (a) are unsecured and subordinated in right of payment to the Obligations, (b) do not mature and have no ability to be optionally redeemed by the holder thereof prior to the date that is six (6) months after the Scheduled Maturity Date and (c) do not receive any payments or distributions so long as a breach of the Financial Covenant, Default or Event of Default exists and is continuing.
“Prospectus” means the registration statement of the Borrower dated as of February 3, 2021 filed with the SEC pursuant to Rule 424(b)(1) promulgated under the Securities Act of 1933.
“Public Lender” has the meaning specified in Section 9(c)(ii).
“Qualified Investment Adviser” means an “investment adviser” as defined in the Investment Company Act.
“Recipient” means (a) the Agent or (b) any Lender, as applicable.
“Recoveries” means, as of the time any underlying collateral with respect to any defaulted Investment Asset is sold, discarded or abandoned or otherwise determined to be fully liquidated by the servicer, the proceeds from the sale of the underlying collateral, the proceeds of any related insurance policy, any other recoveries with respect to such Investment Asset, as applicable, the underlying collateral, and amounts representing late fees and penalties, net of any

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amounts received that are required under such Investment Asset, as applicable, to be refunded to the related Obligor.
“Regulation T” means Regulation T issued by the Board (12 C.F.R. Part 220).
“Regulation U” means Regulation U issued by the Board (12 C.F.R. Part 221).
“Regulation X” means Regulation X issued by the Board (12 C.F.R. Part 224).
“Regulatory Event” means (a) any adverse determination made by the SEC or any other Governmental Authority for a material violation or material breach of Law (including, without limitation, the Investment Company Act) by the Borrower or the Investment Adviser (with respect to its management of the Borrower) or (b) any investigation made by the SEC or any other Governmental Authority for a violation or breach of Law (including, without limitation, the Investment Company Act) by the Borrower or the Investment Adviser that would reasonably be expected to have a Material Adverse Effect or (c) the revocation, suspension or termination of any license, permit or approval held by the Borrower or the Investment Adviser that, in the reasonable judgment of the Agent, is necessary for the conduct of business or management of the Borrower.
“REIT” means a Person satisfying the conditions and limitations set forth in Section 856(b) and 856(c) of the Code which are necessary to qualify such Person for treatment as a real estate investment trust under Sections 856-860 of the Code.
~~“REIT Status Termination Date” means the first date (if any) on which the Borrower determines that it will not qualify as a REIT under the Code and the applicable Treasury Regulations, which determination may be either because (i) of an affirmative decision or action taken by the Borrower or (ii) the Borrower otherwise fails to operate in conformity with the requirements for qualification and taxation as a REIT for the applicable calendar year.~~
“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, at any time, the Lenders having Loans representing more than 50% of the aggregate Total Outstandings at such time; provided, that, if at any time there are two or more unaffiliated Lenders, Required Lenders shall mean two or more such unaffiliated Lenders having Total Outstandings representing more than 50% of the Total Outstandings of all Lenders.

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“Responsible Officer” of a Person means its chief executive officer, chief financial officer, chief investment officer (whether or not the Person performing such duties is so designated) and each other “executive officer” or any authorized designee thereof.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, a Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) operating or organized under the laws of or a citizen or resident of a Sanctioned Country or (c) owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Maturity Date” means ~~July 1~~March 31, ~~2023~~2024, or if such day is not a Business Day, the immediately preceding Business Day.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Securities Act of 1933” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.
“Security Agreement” means the Security Agreement dated as of the date hereof between the Borrower and the Agent.
“Security Documents” means (a) the Security Agreement, (b) each Control Agreement, (c) the Custody Agreement and (d) any additional pledges, security agreements or mortgages required to be delivered pursuant to the Transaction Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.
“Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act; provided that, for the purposes of this Agreement, the obligations under the Participations shall not constitute Senior Securities.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Specified Event of Default” means an Event of Default arising under Section 8(a), (b) (solely with respect to a breach of Section 5(b)(i) or (b)(ii) or Section 7), or (h).
“Subordinated Indebtedness” means any Indebtedness that (a) is unsecured, (b) matures at least six (6) months after the Scheduled Maturity Date and (c) is contractually subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Agent in its reasonable discretion.
“Subsidiary” of a Person means any other Person (a) of which a majority of the shares of securities or other equity interests are at the time beneficially owned by such Person and (b) the management of which is controlled, directly or indirectly, by such Person or an Affiliate of such Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings. Notwithstanding anything herein to the contrary, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under Appropriate Accounting Principles, consolidated on the financial statements of the Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR

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Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $2,500,000.
“Total Assets” means, without duplication, the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the Investment Company Act) of the Borrower determined based on the Valuation Methodology.
“Total Outstandings” means, at any date, the aggregate outstanding principal amount of the Loans on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Transaction Documents” means this Agreement and the Security Documents.
~~“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 365 days (or 366 as the case may be)) equal to the rate on the date of prepayment, that is the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities with a maturity closest to the amount of days from the date of repayment through the thirty (30) month anniversary of the Closing Date.~~
“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.
“U.S.” or “United States” means the United States of America.

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2(l)(vi)(B)(2)(C).
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding any related Benchmark Replacement Adjustment.
“Underlying Instrument” means the loan agreement, credit agreement, indenture or other agreement pursuant to which an Investment Asset has been issued or created, each other agreement that governs the terms of or secures the obligations represented by such Investment Asset or of which the holders of such Investment Asset are the beneficiaries, and each assignment agreement, intercreditor agreement or other agreement governing the rights and obligations of Borrower with respect thereto.
“Unsecured Notes” means, collectively, (a) the 7.00% notes due 2026 issued pursuant to the First Supplemental Indenture, dated February 10, 2021, by and between Borrower and U.S. Bank National Association, as trustee, and (b) additional unsecured unsubordinated notes issued by the Borrower from time to time so long as such notes mature at least six (6) months after the Scheduled Maturity Date.
“Unused Amount” means with respect to each day prior to the Commitment Termination Date, the excess if any of the daily difference between (a) the Loan Commitment and (b) the aggregate principal amount of outstanding Loans.
“Unused Commitment Fee” means with respect to each Interest Period, the product of (a) 0.75% multiplied by (b) the Unused Amount multiplied by (c) the actual number of days during such Interest Period divided by (d) 360.
“USA PATRIOT Act” has the meaning given to such term in the definition of Anti-Terrorism Laws.
“Valuation Adviser” has the meaning specified in Section 7.

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“Valuation Methodology” means the established policies and procedures adopted by the board of directors (or similar governing body) of the Borrower to value the Borrower’s portfolio assets, including Investment Assets, in accordance with the Investment Company Act and the rules and regulations thereunder, which is described in the Prospectus and in effect on the Closing Date, as the same may be modified from time to time by the board of directors (or similar governing body) of the Borrower in its sole discretion.
“Valuation Statement” means a statement prepared by the Borrower and delivered in electronic format as a spreadsheet, in substantially the form attached hereto as Schedule 2.
“Withholding Agent” means the Borrower or the Agent, as the context may require.
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